As filed with the Securities and Exchange Commission on July 12, 2017

Registration No. 333-217092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

MYND ANALYTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8090	87-0419387
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(949) 420-4400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

George Carpenter, Chief Executive Officer
MYnd Analytics, Inc.
26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(949) 420-4400
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Jeffrey A. Baumel, Esq.	Richard A. Friedman, Esq.
Asim Grabowski-Shaikh, Esq.	Stephen A. Cohen, Esq.
Dentons US LLP	Sheppard, Mullin, Richter & Hampton LLP
1221 Avenue of the Americas	30 Rockefeller Plaza
New York, New York 10020	New York, NY 10112
(212) 768-6700	(212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a
		smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to provide certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed under the caption "Exhibit Index" following the signature page are filed herewith or incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mission Viejo, State of California, on July 12, 2017.

MYND ANALYTICS, INC.
(Registrant)

By:	/s/ George C. Carpenter IV
George C. Carpenter IV
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ George C. Carpenter IV	Chief Executive Officer	July 12, 2017
George C. Carpenter IV	(Principal Executive Officer)

/s/ Donald D’Ambrosio	Chief Financial Officer	July 12, 2017
Donald D’Ambrosio	(Principal Financial and Accounting Officer)

*	Chairman of the Board	July 12, 2017
Robin L. Smith, M.D.

*	Director	July 12, 2017
Robert J. Follman

*	Director	July 12, 2017
Geoffrey E. Harris

*	Director	July 12, 2017
John Pappajohn

*	Director	July 12, 2017
Thomas T. Tierney

*	Director	July 12, 2017
Michal Votruba

*By:	/s/ Donald D’Ambrosio
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger by and among Strativation, Inc., CNS Merger Corporation and CNS Response, Inc. dated as of January 16, 2007. Incorporated by reference to Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K filed on January 22, 2007 (File No. 000-26285).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Strativation, Inc., CNS Merger Corporation, and CNS Response, Inc. dated as of February 28, 2007. Incorporated by reference to Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K filed on March 1, 2007 (File No. 000-26285).

3.1	Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

3.2	Bylaws. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2012.

4.1†	Amended and Restated 2006 Stock Incentive Plan. Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2010.

4.2†	Amended and Restated 2012 Omnibus Incentive Compensation Plan. Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 6, 2016 (File No. 000-26285).

4.3	Sample Stock Certificate. Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed on April 25, 2012.

4.4	Form of Restricted Share Agreement under the MYnd Analytics, Inc. Amended and Restated 2012 Omnibus Incentive Compensation Plan. Incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

4.5	Form of ISO Stock Option Award Certificate under the MYnd Analytics, Inc. Amended and Restated 2012 Omnibus Incentive Compensation Plan. Incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

4.6	Form of NQSO Stock Option Award Certificate under the MYnd Analytics, Inc. Amended and Restated 2012 Omnibus Incentive Compensation Plan. Incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

4.7*	Form of Warrant Agreement

4.8*	Specimen Warrant Certificate

4.9**	Form of Underwriters’ Warrant

5.1**	Opinion of Dentons US LLP.

10.1†	Employment Agreement by and between the Registrant and George Carpenter dated October 1, 2007. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007 (File No. 000-26285).

10.2	Stock Purchase Agreement by and among Colorado CNS Response, Inc., Neuro-Therapy, P.C. and Daniel A. Hoffman, M.D. dated January 11, 2008. Incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed on January 13, 2009.

10.3†	Employment Agreement by and between the Registrant and Paul Buck effective as of February 18, 2010. Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed on July 6, 2010.

10.4	Form of Placement Agent Warrant issued to Monarch Capital Group, LLC. Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on October 27, 2010 (File No. 000-26285).

10.5	Form of Agreement to Amend Placement Agent Warrants, dated as of June 3, 2011, between the Registrant and the holders of the Placement Agent Warrants issued pursuant to the September 30, 2010 and January 19, 2011 engagement agreements between the Registrant and Monarch Capital Group LLC and the April 15, 2011 engagement agreement between the Registrant and Antaeus Capital, Inc. Incorporated by reference to Exhibit 10.51 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed on June 20, 2011.

10.6	Form of Agreement to Amend Warrants issued to staff members of Equity Dynamics for consulting and support services, dated as of June 8, 2011. Incorporated by reference to Exhibit 10.52 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed on June 20, 2011.

10.7	Form of Amendment to Stock Option Agreement. Incorporated by reference to Exhibit 10.53 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed on June 20, 2011.

10.8	Form of Employment Compensation Forfeiture and Exchange Agreement entered into as of December 16, 2013 by and among the Company and its senior employees. Incorporated by reference to Exhibit 10.86 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 2014.

10.9	Form of Note Purchase Agreement. Incorporated by reference to Exhibit 10.89 to the Registrant’s Annual Report on Form 10-K filed on December 29, 2014.

10.10	Form of Security Agreement. Incorporated by reference to Exhibit 10.90 to the Registrant’s Annual Report on Form 10-K filed on December 29, 2014.

10.11	Form of Registration Rights Agreement made as of September 22, 2014, by and between the Company and the investor(s) signatory thereto. Incorporated by reference to Exhibit 10.91 to the Registrant’s Annual Report on Form 10-K filed on December 29, 2014.

10.12	Form of Secured Convertible Promissory Note. Incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed on December 29, 2014.

10.13	Form of Termination Agreement by and between the Company and Equity Dynamics, Inc. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 30, 2015.

10.14	Form of Termination Agreement by and between the Company and SAIL Capital Partners. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 30, 2015.

10.15	Form of Director and Officer Indemnification Agreement. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 10, 2015.

10.16	Form of Amended and Restated Note Purchase Agreement. Incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K filed on January 5, 2016.

10.17	Form of Omnibus Amendment to Amended and Restated Note Purchase Agreement. Incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K filed on January 5, 2016.

10.18	Form of Second Amended and Restated Note and Warrant Purchase Agreement. Incorporated by reference to Exhibit 10.27 to the Registrant’s Quarterly Report on Form 10-Q filed on February 17, 2016.

10.19	Form of Amended and Restated Secured Convertible Promissory Note. Incorporated by reference to Exhibit 10.28 to the Registrant’s Quarterly Report on Form 10-Q filed on February 17, 2016.

10.20	Form of Warrant to Purchase Shares. Incorporated by reference to Exhibit 10.29 to the Registrant’s Quarterly Report on Form 10-Q filed on February 17, 2016.

10.21	Form of Amended and Restated Security Agreement. Incorporated by reference to Exhibit 10.30 to the Registrant’s Quarterly Report on Form 10-Q filed on February 17, 2016.

10.22	Form of Amended and Restated Registration Rights Agreement. Incorporated by reference to Exhibit 10.31 to the Registrant’s Quarterly Report on Form 10-Q filed on February 17, 2016.

10.23	Amendment No. 1 to the Second Amended and Restated Note and Warrant Purchase Agreement. Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

10.24	Settlement Agreement and Mutual General Release, dated as of August 8, 2016, among the Company, Leonard J. Brandt and Brandt Ventures, GP. Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

10.25	Second Omnibus Amendment. Incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K filed on September 21, 2016.

10.26	Form of Subscription Agreement (common stock), made as of November 30, 2016, by and between the Company and the investor(s) signatory thereto. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on December 6, 2016.

10.27	Common Stock Purchase Agreement, dated December 6, 2016, by and between MYnd Analytics, Inc. and Aspire Capital Fund, LLC. Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on December 6, 2016.

10.28	Registration Rights Agreement, dated December 6, 2016, by and between MYnd Analytics, Inc. and Aspire Capital Fund, LLC. Incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on December 6, 2016.

10.29	Form of Subscription Agreement (common stock), made as of December 21, 2016, by and between the Company and the investor(s) signatory thereto. Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on December 22, 2016.

10.30	Subscription Agreement (common stock), made as of March 20, 2017, between the Company and RSJ. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-k filed on March 24, 2017.

10.31	Confidential Employment Separation and Release Agreement dated as of April 24, 2017, by and between the Registrant and Paul Buck.

21.1	Subsidiaries of the Registrant. Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed on December 22, 2016.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Dentons US LLP (included in Exhibit 5.1)

*	Filed herewith.
**	Previously Filed
†	Management compensatory plan, contract or arrangement.